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                                                                   EXHIBIT 32.02


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                      AS ADOPTED PURSUANT TO SECTION 906 OF

                         THE SARBANES-OXLEY ACT OF 2002



     In connection with the Interwoven, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John E. Calonico, Jr., certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Interwoven, Inc.



Dated: March 15, 2005                                  /s/ JOHN E, CALONICO, JR.
                                                       -------------------------
                                                       John E. Calonico, Jr.
                                                       Senior Vice President and
                                                       Chief Financial Officer